UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) April 28, 2026
AUTONATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 28, 2026, the Board of Directors (the “Board”) of AutoNation, Inc. (the “Company”) approved the AutoNation, Inc. 2026 Employee Equity and Incentive Plan (the “2026 Plan”), subject to stockholder approval at the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”). On April 28, 2026, the Company’s stockholders approved the 2026 Plan at the Annual Meeting.
The 2026 Plan provides for the grant of time-based and performance-based restricted stock units and restricted stock, stock options, stock appreciation rights, and other stock-based and cash-based awards to employees and independent contractors of the Company and its affiliates. The maximum number of shares of Company common stock that may be issued pursuant to awards granted under the 2026 Plan is 1,275,000 shares plus 883,316 shares (representing the number of shares that remained available for grant under the AutoNation, Inc. 2017 Employee Equity and Incentive Plan (the “2017 Plan”) as of the effective date for the 2026 Plan), subject to adjustment as described in the 2026 Plan. In connection with the adoption of the 2026 Plan, the Board delegated to its Compensation Committee all powers and authorities necessary, appropriate, or advisable to administer the 2026 Plan in all respects. The 2026 Plan replaces the 2017 Plan, which has been discontinued as of April 28, 2026 (but outstanding awards under the 2017 Plan will remain in effect in accordance with their terms).
The 2026 Plan is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing summary of the 2026 Plan is qualified in its entirety by reference to the actual terms of the 2026 Plan.
Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the Company’s stockholders voted on the following six proposals and cast their votes as set forth below.

Proposal 1
The nine director nominees were elected, each for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified, based upon the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Rick L. Burdick	28,893,764	506,116	13,355	2,537,319
Claire Bennett	29,278,480	97,003	37,752	2,537,319
David B. Edelson	28,885,072	515,015	13,148	2,537,319
Robert R. Grusky	28,928,119	471,764	13,352	2,537,319
Norman K. Jenkins	28,976,765	394,651	41,819	2,537,319
Lisa Lutoff-Perlo	29,175,196	225,710	12,329	2,537,319
Michael Manley	29,237,666	162,153	13,416	2,537,319
G. Mike Mikan	28,927,252	472,370	13,613	2,537,319
Jacqueline A. Travisano	28,311,470	1,088,612	13,153	2,537,319

Proposal 2
The proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2026 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
31,482,534	454,816	13,204	N/A

Proposal 3

The proposal to approve, on an advisory basis, the resolution on named executive officer compensation was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
27,776,185	1,616,323	20,727	2,537,319

Proposal 4

The proposal to approve the AutoNation, Inc. 2026 Employee Equity and Incentive Plan was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
29,066,751	330,782	15,702	2,537,319

Proposal 5
The stockholder proposal regarding an independent Board chairman was not approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
1,799,833	27,561,657	51,745	2,537,319

Proposal 6
The stockholder proposal regarding a GHG report was not approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
4,387,899	24,369,831	655,505	2,537,319

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1    AutoNation, Inc. 2026 Employee Equity and Incentive Plan.
104        Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	April 29, 2026	By:	/s/ C. Coleman Edmunds
C. Coleman Edmunds
Executive Vice President, General Counsel and Corporate Secretary